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FOREST RESOURCES MANAGEMENT RETAINS NEW AUDITORS

Delray Beach, Florida, September 06, 2006 - Forest Resources Management Corp. (OTC: FTRM) announced today that it has retained the international auditing firm SF Partnership, LLP to audit its financial statements to bring its fillings current.

SF Partnership, LLP, is an international firm and members of the PCAOB, SF Partnership, LLP, has implemented systems and controls that ensure that the financial statements of Public Companies and Reporting Issuers which are audited by SF Partnership, LLP are done in accordance with the highest standards of quality, independence and ethics as established by the securities regulators.

According to Forest Resources MGT President, Chaim Justman, "I am pleased to have started our relationship with SF Partnership, LLP to begin the process of auditing our financial statements and bring our fillings current. Audits allow our management to have a greater accuracy and corporate accountability, and transparency for those in the financial markets. We will use this information in the preparation for listing our company on senior stock exchanges in the near future. I am hopeful that the filings will increase visibility for our company, better transparency for security analysts and greater liquidity for our investors."

About Forest Resources MGT Corp.
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Forest Resources MGT Corp. is a publicly traded company, which owns exclusive development rights in the country of Nicaragua for the development of both timber and minerals on a property of over 1, 5 million acres.

Contact:
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Paul Price
Forest Resources MGT Corp.
Tel: 561-909-9638
Website : www.forestmanagementcorp.com
Email : pprice@forestmanagementcorp.com
Important Information About Forward-Looking Statements
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All statements in this news release that are other than statements of historical facts are forward-looking statements, which contain our current expectations about our future results. Forward-looking statements involve numerous risks and uncertainties. We have attempted to identify any forward-looking statements by using words such as "anticipates", "believes", "could", "expects", "intends", "may", "should" and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.
A number of factors may affect our future results and may cause those results to differ materially from those indicated in any forward-looking statements made by us or on our behalf. Such factors include our limited operating history; our need for significant capital to finance internal growth as well as strategic acquisitions; our ability to attract and retain key employees and strategic partners; our ability to achieve and maintain profitability; fluctuations in the trading price and volume of our stock; competition from other providers of similar products and services; and other unanticipated future events and conditions


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